Exhibit 99.1

GlobalSCAPE® to Announce Fourth Quarter and Fiscal 2014 Financial Results

SAN ANTONIO – January 29, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, will report its financial results for its fourth quarter and fiscal 2014 during a conference call on Thursday, February 5, 2015, at 3:30 p.m. Central Time.

A link to the webcast of the conference call will be available in the Investor Relations section of Globalscape's website at http://www.globalscape.com. The call may also be heard via a telephone conference line by calling 888-430-8691 or 719-325-2452 and entering conference ID 8818285. A webcast replay will be available on the company's website for approximately 30 days after the call.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

INVESTOR RELATIONS CONTACT
Contact: Jim Fanucchi
Phone Number: (408) 404-5400
Email: jim@darrowir.com

PRESS CONTACT
Contact: Christen Gentile
Phone Number: (210) 308-8267
Email: PR@globalscape.com